Q 4 2 0 2 3

2 Disclaimer Forward-Looking Statements This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “guidance,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. All information set forth herein speaks only as of the date hereof and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Microvast’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Microvast’s annual, quarterly and other filings with the U.S. Securities and Exchange Commission identify, address and discuss these and other factors in the sections entitled “Risk Factors.” Non-GAAP Financial Measures This presentation contains adjusted gross profit, adjusted operating loss and adjusted net loss, which are non-GAAP financial measures. Adjusted gross profit is GAAP gross profit as adjusted for non-cash stock-based compensation expense included in cost of revenues. Adjusted operating loss is GAAP operating loss as adjusted for non-cash stock-based compensation expense included in cost of revenues and operating expense . Adjusted net loss is GAAP net loss as adjusted for non-cash stock-based compensation expense and change in on valuation of warrant liabilities and convertible notes. In addition to Microvast's results determined in accordance with GAAP, Microvast's management uses these non-GAAP financial metrics to evaluate the company’s ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial information, when taken collectively, may be helpful to investors in assessing Microvast's operating performance. We believe that the use of these non-GAAP metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends because it eliminates the effect of financing, non-recurring items, capital expenditures, and non-cash expenses. In addition, our presentation of adjusted gross profit, adjusted operating loss and adjusted net loss should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of non-GAAP financial metrics may not be comparable to other similarly titled measures computed by other companies because not all companies calculate these measures in the same fashion. Because of these limitations, these non-GAAP financial metrics should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP financial metrics on a supplemental basis. Investors should review the reconciliations in this presentation and not rely on any single financial measure to evaluate our business.

3 2023 Overview Steady Growth, Narrowing Losses 2GWh Huzhou Phase 3.1 FY23 Revenue $307M EMEA Revenues $84M >400% increase Y/Y Automated line for 53.5Ah Successful industrialization Delivering qualified products Construction phase nearly complete Requires funding to cross finish line Deliver cells to CV & ESS customers Gross Margin 18.7% Adj. GM 20.7% 2GWh Clarksville Phase 1A Adj. GM +12.5 percentage points Y/Y Top Line 50% increase Y/Y

Q 4 2 0 2 3 H I G H L I G H T S

Record Revenue Quarter

Expanding Commercial Vehicle Segment

Successes	Challenges

Successes

- Preparing to kick off serial delivery to major U.S. specialty vehicle OEM
- Additional projects testing Microvast products for 2025
- Expanding CV business in different vehicle segments

Challenges

- Higher rate environment and demanding underwriting presented financing challenges for Clarksville project
- Company reached a mutual resolution with customer for ESS business that reduced contract award and revenues
- Short seller report and overall market sentiment for clean energy technology and growth companies

Q4 2023 Key Stats

$104.6M Revenue	$276.4M Backlog
61% Y/Y Revenue Growth	23.5% Adj. Gross Margin

HIGHLIGHTS

- Entry into European marine market with prototype order from Evoy
- Serial orders from European eShuttle OEM eVersum
- Engaged in new general purchase agreement with OEM for ~0.6 GWh of delivered products in 2024/2025

5

Commercial Vehicle Developments

Growing Our Footprint

OEM	eVersum	evoy	LGMG	YONGXING NEW ENERGY
Vehicle	e-Shuttle	e-Boat	Hybrid Mining Truck	e-Mining Truck
Battery Type	MpCO-37Ah F3 low floor pack	HpCO-53.5Ah Gen4 MV-I pack	MpCO-48Ah Gen 4 pack MpCO-17.5Ah Gen 3 pack	MpCO-17.5Ah Gen3 pack/module/cell
Highlights	Order received; delivery of packs in 2024	Prototype underway & order received	23.3 MWh delivered in Q4 2023	72.8 MWh delivered in Q4 2023






6

7 APAC Update Key Driver of Gross Margin Improvement 2024 APAC Catalysts: Production • Huzhou Phase 3.1 automated cell, module, and pack line completed and delivering 53.5Ah cells • No further significant CAPEX requirements on Phase 3.1 expected in 2024 Financials & Outlook • 2023 Revenues of $219M, up 18% Y/Y • 2023 Gross Margin expansion generated from Huzhou operations • 2024 Anticipated revenue growth Y/Y • 2024 Gross Margin target of 20-25%, operations now mature and self-funding  China Market – Stable e-Bus revenues from established base of OEMs. Promising expansion in electrified mining truck and earth moving segments, where high power batteries like our 48Ah offer performance advantages.  India Market – e-Bus segment supported by local govt. incentives, with our main OEM partners expected to benefit.

8 EMEA Update Electrifying Revenue Growth in 2023 2024 EMEA Catalysts: Production • Localized production of VDA modules, with expected increase in volumes Financials & Outlook • 2023 Revenues of $84M, >400% increase Y/Y • 2024 Expected revenue expansion Y/Y • Narrowed losses in 2023, breakeven possible in 2024 with higher sales volumes • New and exciting CV customers and vehicle segments  e-Bus & LCVs – Higher volumes expected on these platforms from continuing segment expansion.  Specialty CVs – Working with leading European OEM for refuse trucks, demo truck at IAA 2024.

9 U.S. Update Clarksville Phase 1A Delay 2025 U.S. Catalysts:  Energy Storage – This continues to be a large opportunity for us due to IRA. Strong demand from customers due to their desire for domestic content. Potential to secure multi-year high volume contracts once operational/funding secured.  Commercial Vehicle – U.S. OEMs increasingly electrifying their vehicle line-ups and we have numerous projects underway this year that we anticipate will create demand for Clarksville Phase 1A in 2025. Challenging Financing Environment • Clarksville Phase 1A has been funded to date from balance sheet, pending securing project financing. • Due to challenges in the current U.S. financing environment, we have been delayed in securing the financing needed. • The impact of this on project progress started to be felt towards the end of Q4. Project completion is dependent on securing financing. • Not expected to generate material production volumes or U.S. revenues in 2024. Outlook • The pace of expanding our U.S. operations depends on timing to secure funds. • On close of financing, we expect to need approx. 8 months to bring Clarksville Phase 1A to SOP. Majority of this time is allocated to installation of our production equipment. • Slowed CAPEX and OPEX spend in the U.S. while we work on financing solutions. • Post SOP, IRA credits and delivering qualified cells to CV and ESS customers in the U.S. • Lack of funding in U.S. has contributed to substantial doubt as a going concern. Ongoing financing and customer activities to address this urgently.

Q 4 2 0 2 3 F I N A N C I A L S

Q4 2023 P&L

($ in thousands)

GAAP Income Statement

GAAP Income Statement	Three-Months Ended Dec. 31			Twelve-Months Ended Dec. 31		
	2022	2023	Y/Y (%)	2022	2023	Y/Y (%)
Revenue	64,797	104,575	61%	204,495	306,617	50%
Cost of revenues	(62,571)	(81,551)	30%	(195,422)	(249,390)	28%
Gross Profit	2,226	23,024	934%	9,073	57,227	531%
Gross Margin	3.4%	22.0%	541%	4.4%	18.7%	321%
General and administrative expenses	(21,551)	(27,944)	30%	(104,572)	(97,291)	-7%
Research and development expenses	(10,498)	(11,395)	9%	(43,508)	(45,004)	3%
Selling and marketing expenses	(5,242)	(6,698)	28%	(22,611)	(23,614)	4%
Operating expense	(37,291)	(46,037)	23%	(170,691)	(165,909)	-3%
Subsidy Income	439	797	82%	1,672	1,953	17%
Operating loss	(34,626)	(22,216)	-36%	(159,946)	(106,729)	-33%
Change in fair value of warrant liability	58	84	45%	979	59	-94%
Others	903	(2,449)	-371%	800	268	-67%
Loss before income tax	(33,665)	(24,581)	-27%	(158,167)	(106,402)	-33%
Income tax	(33)	(10)	-70%	(33)	(10)	-70%
Net loss	(33,698)	(24,591)	-27%	(158,200)	(106,412)	-33%
Less: net income attributable to noncontrolling interests	-	(55)		-	(76)	
Net loss attributable shareholders	(33,698)	(24,536)	-27%	(158,200)	(106,336)	-33%

11

Q4 2023 Adjusted Financials – Non-GAAP

($ in thousands)

	Three-Months Ended Dec. 31		Twelve-Months Ended Dec. 31	
	2022	2023	2022	2023
Revenue	64,797	104,575	204,495	306,617
Adjusted Cost of sales (non-GAAP)	(60,639)	(80,019)	(187,745)	(243,299)
Adjusted gross (loss) / profit (non-GAAP)	4,158	24,556	16,750	63,318
Adjusted gross margin (non-GAAP)	6.4%	23.5%	8.2%	20.7%
Adjusted Operating Expense	(21,356)	(34,251)	(96,462)	(107,080)
Adjusted Operating Loss (non-GAAP)	(16,759)	(8,898)	(78,040)	(41,809)
Adjusted Net Loss (non-GAAP)	(15,889)	(11,357)	(77,273)	(41,551)

Cost of Sales Adjustments				
	Three-Months Ended Dec. 31		Twelve-Months Ended Dec. 31	
	2022	2023	2022	2023
Non-Cash Settled SBC	1,932	1,532	7,677	6,091

Operating Expense Adjustments				
	Three-Months Ended Dec. 31		Twelve-Months Ended Dec. 31	
	2022	2023	2022	2023
Non-Cash Settled SBC	15,935	11,786	74,229	58,829

Net Loss Adjustments				
	Three-Months Ended Dec. 31		Twelve-Months Ended Dec. 31	
	2022	2023	2022	2023
Fair Value Changes	(58)	(84)	(979)	(59)

12

13 2023 Revenue by Region ($ in thousands) Twelve-Months Ended Dec. 31 Revenue by region Y/Y %20232022 19%62,65352,566APAC (Ex. China) 18%156,480132,469China 434%84,35815,809EMEA -14%3,1263,651USA 50%306,617204,495Total APAC (Ex. China), 25% China, 65% EMEA, 8% USA, 2% 2022 APAC (Ex. China), 21% China, 51% EMEA, 27% USA, 1% 2023 12-Months

O U T L O O K

2024 Outlook

40-60% Targeted Q1 Revenue Growth Y/Y »» **$65-75M** Q1 Revenue Guidance »» **20-25%** Targeted Q1 Gross Margin

APAC

- Huzhou Phases 1, 2, & 3 delivering qualified products.
- Targeting increased utilization and R&D progress on upcoming new products.

EMEA

- Germany facility delivering qualified products.
- Targeting high revenue growth year and new customer wins for specialty CV.

U.S.

- Clarksville facility slowing CAPEX & OPEX until funding secured.
- Targeting financing solutions to complete Clarksville along with long term customer contracts.

Company

- Profitability focus driving regional efficiency and future growth.
- Targeting positive adjusted EBITDA contributions from APAC and EMEA in 2024.

2024 Core Focus – Maintain revenue growth and margin profile as catalysts to improved liquidity and route to breakeven.

15